UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☑	Definitive Information Statement

ALTA EQUIPMENT GROUP INC.

(Name of Registrant as Specified In Its Charter)

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13211 Merriman Road

Livonia, Michigan 48150

To All Holders of Warrants of Alta Equipment Group Inc.:

We are writing to advise you that the holders of the requisite amounts of the outstanding warrants (the “Warrants”) of Alta Equipment Group Inc. (the “Company”) have authorized the amendment of that certain Warrant Agreement, dated as of April 8, 2019 (the “Warrant Agreement”), by and between B. Riley Principal Merger Corp. (“BRPM”), a Delaware corporation, and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as set forth in the amendment to the Warrant Agreement, dated as of March 3, 2021, between the Company (f/k/a BRPM) and the Warrant Agent (the “Amendment”).

The Amendment provides for the mandatory exchange (the “Exchange”) of the Warrants for shares of the Company’s common stock (the “Warrant Shares”) at an exchange ratio of 0.263 shares of common stock per Warrant (the “Exchange Ratio”).

The Company’s board of directors approved the terms of the Exchange. This Information Statement constitutes notice of the Exchange in accordance with the terms of the Amendment and is first mailed to you on or about March 22, 2021. The actions described herein will become effective on April 12, 2021, the next business day following the twentieth calendar day after the mailing of this Information Statement to the holders of the Warrants in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO ACTION IS REQUIRED BY YOU.

Questions regarding the Exchange may be directed to the Company, at the contact set forth in the section below entitled “Additional Information.”

By Order of the Board of Directors
/s/ Ryan Greenawalt

Ryan Greenawalt
Chairman and Chief Executive Officer
March 22, 2021

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13211 Merriman Road

Livonia, Michigan 48150

INFORMATION STATEMENT

(dated March 22, 2021)

NO VOTE OR OTHER ACTION OF ALTA EQUIPMENT GROUP INC.’S
WARRANT HOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement has been filed by Alta Equipment Group Inc., a Delaware corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of the Company’s warrants (the “Warrants”), to notify such holders that the holders of the requisite amounts of outstanding Warrants have authorized the amendment of that certain Warrant Agreement, dated as of April 8, 2019 (the “Warrant Agreement”), by and between B. Riley Principal Merger Corp. (“BRPM”), a Delaware corporation, and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as set forth in the amendment to the Warrant Agreement, dated as of March 3, 2021, by and between the Company (f/k/a BRPM) and the Warrant Agent (the “Amendment”). The Amendment provides for the mandatory exchange (the “Exchange”) of the Warrants for shares of the Company’s common stock (the “Warrant Shares”) at an exchange ratio of 0.263 shares of common stock per Warrant (the “Exchange Ratio”). The Company’s Board of Directors determined the Exchange was indicative of fair value and approved the terms of the Exchange. No dissenters’ rights with respect to the receipt of the written consents or under the Delaware General Corporation Law are afforded to the Warrant holders as a result of the adoption of the actions contemplated herein. Accordingly, your consent is not required and is not being solicited in connection with the foregoing.

BACKGROUND TO THE AMENDMENT

In connection with the Company’s initial public offering (the “IPO”), on April 8, 2019, the Company entered into the Warrant Agreement. The Warrant Agreement contemplated the issuance of (i) 7,187,500 public warrants to be issued to public investors in connection with the IPO (the “Public Warrants”), (ii) 231,250 private placement warrants to be issued to B. Riley Principal Sponsor Co., LLC (the “Sponsor”), in a private placement concurrent with the IPO (the “Private Placement Warrants”) and (iii) 1,250,000 warrants to be issued in a forward purchase to an affiliate of the Sponsor in connection with the Company’s initial business combination (the “Forward Purchase Warrants”). Pursuant to the Warrant Agreement, each Warrant entitled the Warrant holders to purchase one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) at a price of $11.50 per share, subject to certain adjustments as described in the Warrant Agreement.

On April 11, 2019, the Company consummated its IPO and issued in connection therewith the Public Warrants and the Private Placement Warrants.

On December 12, 2019, the Company entered into certain subscription agreements with institutional and accredited investors (the “PIPE Investors”), pursuant to which they would receive 1,275,000 inducement warrants in connection with the Company’s initial business combination (the “Inducement Warrants”).

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On February 14, 2020, the Company consummated its initial business combination, issued the Forward Purchase Warrants to B. Riley Principal Investments, LLC (“BRPI”) and transferred the Inducement Warrants to the PIPE Investors. In connection therewith, the Sponsor forfeited 25,000 of the Private Placement Warrants and the 1,250,000 Forward Purchase Warrants, which were transferred to the Company for no consideration.

On October 7, 2020, a representative of Riverview Group, LLC (“Riverview”), a beneficial owner of Public Warrants, contacted the Company to discuss ways to remove the warrant overhang from the Company’s capital structure, which would potentially improve the liquidity and performance of the Company’s Common Stock. The Company then contacted Daniel Shribman, a director of the Company and the chief investment officer of B. Riley Financial, Inc. (“B. Riley Financial”) and president of BRPI, to inform him of the discussion between Riverview and the Company. On October 9, 2020, Mr. Shribman contacted the Company to discuss a potential exchange of Warrants for shares of the Company’s Common Stock to be effected by amending the Warrant Agreement to provide for such exchange. Under Section 9.8 of the Warrant Agreement, the Warrant Agreement may be amended with the written consent of the registered holders of 50% of the number of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants, 50% of the number of the then outstanding Private Placement Warrants. The Company informed Mr. Shribman that the Company was focusing significant attention on contemplated transactions and other critical matters and would consider the proposed exchange with the board of directors and the audit committee promptly upon implementing such matters. On January 19, 2021, a representative of Riverview contacted the Company and indicated that it was interested in pursuing an exchange of its Warrants for Warrant Shares at an exchange ratio of 0.2630, which was based on recent trading prices of the Warrants and the shares of the Company’s Common Stock. On January 21, 2021, the Company’s Board of Directors (with the exception of Mr. Shribman who recused himself from the meeting of the Board of Directors, as an affiliate of the Sponsor) and its Audit Committee approved the terms of the exchange and the issuance of the Warrant Shares at the Exchange Ratio (which was determined by the Board of Directors to be indicative of fair value) subject to receiving the requisite written consents. On March 2, 2021, the Company received executed written consents from the registered holders of the requisite amounts of the outstanding Warrants consenting to and approving the amendment to the Warrant Agreement. On March 3, 2021, the Company entered into the Amendment with the Warrant Agent, a copy of which is attached hereto as Annex A, to provide for the Exchange at the Exchange Ratio. The Exchange will become effective on April 12, 2021, the next business day following the twentieth calendar day after the mailing of this Information Statement to the holders of the Warrants in accordance with Rule 14c-2 under the Exchange Act (the “Effective Date”). For a description of the Amendment, see the section below entitled “Amendment to the Warrant Agreement.”

The Company believes that the Exchange is indicative of fair value, will increase the chances that all Warrant holders would receive an economic benefit from their Warrants, improve the probability of economic accretion to the Company’s stockholders by reducing the potential dilutive impact of the Warrants, and simplify the Company’s capital structure, thereby providing the Company with more flexibility for financing its operations in the future.

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AMENDMENT TO THE WARRANT AGREEMENT

As of March 15, 2021, there were 8,668,746 Warrants outstanding (after giving effect to the split of the units, including the Warrants, and the rounding of fractional interests thereunder), which will be converted into approximately 2,279,880 Warrant Shares on the Effective Date in accordance with the Amendment.

Pursuant to the Amendment, all of the outstanding Warrants will be exchanged. If any holder of Warrants would otherwise be entitled to receive fractional shares in the Exchange, the number of shares of Common Stock to be received will be rounded down to the nearest whole number. Pursuant to the Amendment, the Warrants may be exercised at any time after the date of this Information Statement and prior to the Effective Date. On and after the Effective Date, the registered holder of the Warrants will have no further rights except to receive, upon surrender of the Warrants, the Warrant Shares at the Exchange Ratio.

The Exchange will be made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act. Under current interpretations of the staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission (the “SEC”), securities that are obtained in a Section 3(a)(9) exchange generally assume the same character (i.e. restricted or unrestricted) of the securities that have been surrendered. The Warrant Shares you receive in the Exchange will be freely transferable, except by persons who are considered to be the Company’s affiliates, as that term is defined under the Securities Act. Any holder who is the Company’s affiliate at the time of the Exchange must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resales, unless such sale or transfer is made pursuant to an exemption from such requirements. The Company’s shares of Common Stock are listed on the New York Stock Exchange under the symbol “ALTG,” and we expect that the Warrant Shares to be issued in the Exchange will be approved for listing on the NYSE, subject to official notice of issuance.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock as of March 15, 2021 by:

•	each person known by the Company to be the beneficial owner of more than 5% of outstanding Common Stock;
•	each of the Company’s executive officers and directors; and
•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable upon exercise of Warrants currently exercisable or exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Common Stock of the Company is based on 30,018,502 shares of Common Stock issued and outstanding as of March 15, 2021 plus 2,279,880 shares of Common Stock exchangeable upon conversion of the Warrants.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him or her.

Directors and Officers(1)	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock
Ryan Greenawalt	7,300,000	22.6%
Anthony J. Colucci(2)	32,500	*
Daniel Shribman(6)	338,985	1.0%
Zachary E. Savas(3)	28,781	*
Andrew Studdert(4)	16,512	*
Katherine E. White(6)	—	—
All Executive Officers and Directors as a Group (six individuals)	7,716,778	23.9%
Greater than 5% Stockholders
B. Riley Financial, Inc.(5)	6,216,362	19.2%
Granahan Investment Management, Inc.(7)	1,552,518	4.8%
Nantahala Capital Management, LLC(8)	2,787,512	8.6%

*	Less than 1%
(1)

This information is based on 30,018,502 shares of Common Stock outstanding at March 15, 2021 plus 2,279,880 shares of Common Stock exchangeable upon conversion of the Warrants. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 13211 Merriman Road, Livonia, Michigan 48150.

(2)	Does not include RSUs that vest over four years and are convertible into 65,000 shares of Common Stock.
(3)	Comprised of 26,316 shares of Common Stock and 2,465 shares of Common Stock exchangeable upon conversion of the Warrants. Does not include RSUs convertible into 10,000 shares of Common Stock.

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(4)	Comprised of 15,526 shares of Common Stock and 986 shares of Common Stock exchangeable upon conversion of the Warrants. Does not include RSUs convertible into 10,000 shares of Common Stock.

(5)Beneficial ownership based on information contained in a Schedule 13D/A filed by B. Riley Financial with the SEC on March 11, 2021. Comprised of 5,848,317 shares of Common Stock and 368,045 shares of Common Stock exchangeable upon conversion of the Warrants. Represents securities held directly by the Sponsor, B. Riley Securities, Inc. (“B. Riley Securities”) and BRC Partners Opportunity Fund, L.P. (“BRCPOF”). B. Riley Financial is the parent company of BRPI, which is the sole member of the Sponsor, the parent company of B. Riley Securities and the parent company of B. Riley Capital Management, LLC, which is the parent company of BRC Partners Management GP, LLC, which is the general partner of BRCPOF. B. Riley Financial has voting and dispositive power over the securities held by the Sponsor, B. Riley Securities and BRCPOF. The business address of B. Riley Financial is 299 Park Avenue, 21st Floor, New York, NY 10171.

(6)	Does not includes RSUs convertible into 10,000 shares of Common Stock.
(7)

Beneficial ownership based on information contained in a Schedule 13G/A filed by Granahan Investment Management, Inc. (“Granahan”) with the SEC on January 21, 2021. The business address of Granahan is 404 Wyman Street, Suite 460 Waltham, MA 02451.

(8)

Beneficial ownership based on information contained in a Schedule 13G filed by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack with the SEC on February 16, 2021. The business address of Nantahala is 130 Main St. 2nd Floor New Canaan, CT 06840.

INCORPORATION BY REFERENCE

The SEC allows the Company to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Information Statement. We incorporate by reference into this Information Statement the information and documents listed below that we have filed with the SEC (Commission File No. 0001759824):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;
•	our Current Reports on Form 8-K filed with the SEC on January 5, 2021 and March 3, 2021.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are furnished to, but not deemed “filed” with, the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

Copies of all documents which are incorporated by reference in this Information Statement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this Information Statement, to whom this Information Statement or the Information Statement is delivered, upon written or oral request. Requests should be directed to Alta Equipment Group Inc., c/o Ellipsis, 135 W 26th St., Suite 3B, New York, NY 10001, Attention: Bob Jones, Telephone: (646) 776-0886. You may also obtain copies of these filings, at no cost, by accessing our website at www.altaequipment.com however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

PROPOSALS BY SECURITY HOLDERS

The Company is not holding a meeting of its Warrant holders in connection with the Amendment.

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NO APPRAISAL RIGHTS FOR THE AMENDMENT

Under Delaware law, Warrant holders are not entitled to appraisal rights with respect to the actions contemplated herein and the Company will not independently provide Warrant holders with any such rights.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

This disclosure is limited to the U.S. federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the Exchange. Warrant holders should seek their own advice based on their particular circumstances from an independent tax advisor.

The following summary describes the material U.S. federal income tax consequences of the receipt of Common Stock in exchange for the Warrants pursuant to the Exchange and the ownership and disposition of the Common Stock. This discussion applies only to Warrants, and upon the Exchange, Common Stock, held as capital assets and does not describe all of the tax consequences that may be relevant to Warrant holders in light of their particular circumstances or to holders subject to special rules, such as:

•	anchor investors;

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 10 percent or more of the Common Stock;

•	persons that acquired our securities as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedge, conversion or other integrated or similar transaction; or

•	U.S. Holders (as defined herein) whose functional currency is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

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We have not and do not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the tax consequences described below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the transactions that are inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

As used herein, the term “U.S. Holder” means a beneficial owner of Warrants, and upon the Exchange, Common Stock that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia), (iii) an estate whose income is subject to U.S. federal income tax regardless of its source or (iv) a trust if (A) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of Warrants, and upon the Exchange, Common Stock that is for U.S. federal income tax purposes: (i) a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates), (ii) a foreign corporation or (iii) an estate or trust that is not a U.S. Holder, but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

If a partnership (or any entity so characterized for U.S. federal income tax purposes) holds Warrants, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Warrants and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the sale or other disposition of our securities.

U.S. Holders

Exchange of Warrants for Common Stock

For Warrants exchanged for Common Stock pursuant to the terms of the Amended Warrant Agreement, we intend to treat a Warrant holder’s exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code pursuant to which (i) a Warrant holder should not recognize any gain or loss on the Exchange, (ii) a Warrant holder’s aggregate tax basis in the Common Stock received in the Exchange should equal his or her aggregate tax basis in the Warrants surrendered in the Exchange and (iii)  a Warrant holder’s holding period for the Common Stock received in the Exchange should include his or her holding period for the surrendered Warrants. Special tax basis and holding period rules apply to Warrant holders that acquired different blocks of Warrants at different prices or at different times. Warrant holders should consult their tax advisors as to the applicability of these special rules to their particular circumstances. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of Warrants for Common Stock, there can be no assurance in this regard, and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. If the Company’s treatment of the exchange of Warrants for Common Stock were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. Holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of the Common Stock described below under “U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of the Common Stock.”

Although the Company believes the Exchange is a value-for-value transaction, because of the uncertainty inherent in any valuation, there can be no assurance that the IRS or a court would agree. If the IRS or a court were to view the Exchange as the issuance of Common Stock to an exchanging Warrant holder having a value in excess of the Warrants surrendered by such Warrant holder, such excess value could be viewed as a constructive dividend or a fee received in consideration for consenting to the Amended Warrant Agreement (which fee may be taxable to the Warrant holder).

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If a Warrant holder exchanges Warrants for Common Stock and if a Warrant holder holds five percent or more of the Common Stock prior to the Exchange, or if a Warrant holders holds Warrants and other securities prior to the Exchange with a tax basis of $1 million or more, you will be required to file with your U.S. federal income tax return for the year in which the exchange occurs a statement setting forth certain information relating to the Exchange (including the fair market value, prior to the Exchange, of the Warrants transferred in the Exchange and your tax basis, prior to the exchange, in the Common Stock or securities), and to maintain permanent records containing such information.

Taxation of Distributions

If the Company pays distributions in cash or other property (other than certain distributions of its stock or rights to acquire its stock) to U.S. Holders of shares of the Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends the Company pays to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends the Company pays to a non-corporate U.S. Holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Common Stock

Upon a sale or other taxable disposition of the Common Stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

 Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost for the common stock less any prior distributions treated as a return of capital.

Non-U.S. Holders

Exchange of Warrants for Common Stock

A Non-U.S. Holder’s exchange of Warrants for Common Stock pursuant to the Exchange should generally have the same tax consequences as described above for U.S. Holders. Assuming you are not engaged in the conduct of a trade or business within the United States and assuming we are not a “U.S. real property holding corporation” (as further described below), you should not be required to make any U.S. federal income tax filings solely on account of the exchange of Warrants for Common Stock.

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Taxation of Distributions

In general, any distributions we make to a Non-U.S. Holder of shares of the Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of the Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

 A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of the Common Stock unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States; or

•

the Company is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the Common Stock, and, in the case where shares of the Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of the Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of the Common Stock. There can be no assurance that the Common Stock will be treated as regularly traded on an established securities market for this purpose.

 Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If we are considered a U.S. real property holding corporation and either the Non-U.S. Holder owns more than 5% of the Common Stock or our Common Stock is not considered regularly traded on an established securities market, gain recognized by such Non-U.S Holder on the sale, exchange or other disposition of the Common Stock (as described in the second bullet point above) will be subject to U.S. federal income tax at generally applicable U.S. federal income tax rates.

Information Reporting and Backup Withholding

 In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such

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notification has not been withdrawn). Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

 Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

ADDITIONAL INFORMATION

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by us with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on us at the SEC web site containing reports, proxy statement and other information at: http://www.sec.gov.

Information and statements contained in this Information Statement are qualified in all respects by reference to the copy of the relevant contract or other document incorporated by reference into this Information Statement.

If you would like additional copies of this Information Statement or any of the Company’s other filings incorporated herein by reference, or if you have any questions, please contact the Company via telephone or in writing:

Alta Equipment Group Inc.

c/o Ellipsis

135 W 26th St., Suite 3B

New York, NY  10001

Attention: Bob Jones

Telephone: (646) 776-0886

The Company will undertake to provide you with a copy of any of the aforementioned documents at no charge upon your written or oral request within one day of receipt of such request.

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EFFECTIVE DATE

The Information Statement constitutes notice of the Exchange in accordance with the terms of the Amendment and is being mailed on or about March 22, 2021 to the Warrant holders. The actions described herein will become effective on April 12, 2021, the next business day following the twentieth calendar day after the mailing of this Information Statement to the holders of the Warrants in accordance with Rule 14c-2 under the Exchange Act.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, the Company and services that it employs to deliver communications to its security holders are permitted to deliver to two or more security holders sharing the same address a single copy of each of the Company’s annual report to security holders and its proxy or information statement(s). Upon written or oral request, the Company will deliver a separate copy of its annual report to security holder(s) and/or proxy or information statement(s) to any security holder at a shared address to which a single copy of any such document(s) was delivered and who wishes to receive separate copies of such document(s) in the future. Security holders receiving multiple copies of such document(s) may likewise request that the Company deliver single copies of such document(s) in the future. Security holders may notify the Company of their requests by writing the Company at Alta Equipment Group Inc., c/o Ellipsis, 135 W 26th St., Suite 3B, New York, NY 10001, Attention: Bob Jones, or by calling the Company at (646) 776-0886.

By Order of the Board of Directors
/s/ Ryan Greenawalt

Ryan Greenawalt
Chairman and Chief Executive Officer

March 22, 2021

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Annex A

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment (this “Amendment”) is made as of March 3, 2021 by and between Alta Equipment Group, Inc. (f/k/a B. Riley Principal Merger Corp.), a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York Corporation, as warrant agent (the “Warrant Agent”), and constitutes an amendment to that certain Warrant Agreement, dated as of April 8, 2019 (the “Existing Warrant Agreement”), between the Company and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of the Registered Holders of 50% of the number of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants, Forward Purchase Warrants or Working Capital Warrants or any provision of the Existing Agreement with respect to the Private Placement Warrants, Forward Purchase Warrants or Working Capital Warrants, 50% of the number of then outstanding Private Placement Warrants, Forward Purchase Warrants and Working Capital Warrants;

WHEREAS, the Company desires to amend the Existing Warrant Agreement to require the holders of the Warrants to exchange all of the outstanding Warrants for shares of Common Stock, on the terms and subject to the conditions set forth herein; and

WHEREAS, the requisite number of Registered Holders of Warrants have consented to and approved this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.

1.	Amendment of Existing Warrant Agreement. The Existing Warrant Agreement is hereby amended by adding the new Section 6A thereto:

“6A Mandatory Exchange.

6A.1 Company Election to Exchange. Notwithstanding any other provision in this Agreement to the contrary, all (and not less than all) of the outstanding Warrants shall be exchanged, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the outstanding Warrants, as described in Section 6A.2 below, for shares of Common Stock, at the exchange rate of 0.263 shares of Common Stock for each Warrant held by the holder thereof (the “Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Common Stock). If any holder of Warrants would otherwise be entitled to receive fractional shares as Consideration, the number of shares of Common Stock to be received as Consideration shall be rounded down to the nearest whole number.

6A.2 Date Fixed for, and Notice of, Exchange. The Company shall fix a date for the exchange, which date shall not be less than 20 calendar days after the definitive information statement on Schedule 14C (the “Information Statement”) is sent by the Company to the Registered Holders of the Warrants as described below (the “Exchange Date”). Notice of the exchange shall be included in the Information Statement to be sent by the Company at least 20 calendar days prior to the Exchange Date to the Registered Holders of the Warrants at their last addresses as they shall appear on the registration books. Any notice included in an Information Statement sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. The Company will make a public announcement of the exchange following the mailing of such Information Statement.

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6A.3 Exercise After Notice of Exchange. The Warrants may be exercised at any time after notice of exchange shall have been given by the Company pursuant to Section 6A.2 hereof and prior to the Exchange Date. On and after the Exchange Date, the Registered Holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Consideration.”

2.	Miscellaneous Provisions.

2.1 Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.2 Applicable Law. The validity, interpretation, and performance of this Amendment and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.3 Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

2.4 Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.5 Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

ALTA EQUIPMENT GROUP, INC.

By:	/s/ Anthony J. Colucci
Anthony J. Colucci Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Isaac J. Kagan
Isaac J. Kagan
Vice President

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